Exhibit 4.1

[Affiliate Unit Legend

THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT ) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS, OR AN EXEMPTION FROM REGISTRATION THEREFROM.

THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT ) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN (I) THE LETTER AGREEMENT DATED AS OF                     , BY AND BETWEEN THE HOLDER AND CITIGROUP GLOBAL MARKETS INC. , (II) THE WARRANT AGREEMENT DATED AS OF                     , BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT AND (III) THE SECURITIES ESCROW AGREEMENT DATED AS OF                     , BY AND BETWEEN THE HOLDER AND THE ESCROW AGENT. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.]

NUMBER	UNITS
U–

SEE REVERSE FOR

CERTAIN DEFINITIONS

SAPPHIRE INDUSTRIALS CORP.

CUSIP:

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                                                                                         is the owner of                                               Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (the “Common Stock”), of Sapphire Industrials Corp., a Delaware corporation (the “Corporation”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment pursuant to the Warrant Agreement, as described below). The Common Stock and the Warrant comprising the Units represented by this certificate are not transferable separately prior to                          [the 35th day after the date of the registration statement] unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until the Corporation has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting its receipt of the gross proceeds of the initial public offering of the Units. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , between the Corporation and Mellon Investor Services LLC (the “Warrant Agent”) and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 480 Washington Blvd., 29th Floor, Jersey City, NJ 07310 and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

SAPPHIRE INDUSTRIALS CORP.

CORPORATE

DELAWARE

SEAL

By:
	President	Secretary

Countersigned By:
Transfer Agent

SAPPHIRE INDUSTRIALS CORP.

The Corporation will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT – Custodian

TEN ENT –	as tenants by the entireties	(Cust) (Minor)

JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                                   HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

___________________________________________________

___________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________________________________________________________________________ UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                      ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY

AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,

STOCKBROKERS, SAVINGS AND LOAN

ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE

GUARANTEE MEDALLION PROGRAM, PURSUANT

TO SECURITIES AND EXCHANGE COMMISSION

RULE 17Ad–15).

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